Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and Shareholders of SEI Institutional International Trust

In planning and performing our audit of the financial statements of SEI Institutional
International Trust (the Trust) as of and for the year ended September 30, 2005, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Trusts internal control over financial reporting, including controls for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the Trusts internal control over financial reporting as of September 30, 2005.
The management of the Trust is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
Our consideration of the Trusts internal control over financial reporting would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, during our audit of the financial statements of the Trust as of and for the year ended
September 30, 2005, we noted the following matters involving internal control over financial reporting, including controls for safeguarding securities that we consider to be a material weakness as defined above as of September 30, 2005. Management did not maintain effective internal control over the valuation and reporting of illiquid securities in the SEI Institutional International Trust Emerging
Markets Debt Fund (the Fund).  Illiquid
securities, which comprise approximately 4.3% of net assets of the Fund, were not valued according to readily available market quotations or a reasonable process for fair valuation at September 30, 2005.
This material weakness was considered in determining the nature, timing and extent of audit tests applied in our audits of the financial statements for the year ended September 30, 2005, and this report does not affect our opinion on those financial statements.

This report is intended solely for the information and use of management and the Board of Trustees of SEI Institutional International Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
November 29, 2005






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